As filed with the Securities and Exchange Commission on November 18, 2005
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
BOOKHAM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1303994 (I.R.S. Employer Identification No.)

2584 Junction Avenue, San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
2004 Stock Incentive Plan
(Full Title of the Plan)
Giorgio Anania
Chief Executive Officer
2584 Junction Avenue
San Jose, California 95134
(Name and Address of Agent For Service)
408-383-1400
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
John A. Burgess, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.01 par value per share	5,000,000 shares(2)	$4.97(3)	$24,850,000(3)	$2,924.85

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 5,000,000 shares issuable under the 2004 Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on The NASDAQ National Market on November 10, 2005.

STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5
EXHIBIT 23.2

STATEMENT OF INCORPORATION BY REFERENCE
          This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-119011, filed by the Registrant on September 15, 2004, relating to the Registrant’s 2004 Stock Incentive Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on this 18th day of November, 2005.

BOOKHAM, INC.
By:	/s/ Giorgio Anania
Giorgio Anania
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
          We, the undersigned officers and directors of Bookham, Inc., hereby severally constitute and appoint Giorgio Anania and Stephen Abely, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bookham, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Giorgio Anania Giorgio Anania	Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2005
/s/ Stephen Abely Stephen Abely	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2005
/s/ Joseph Cook Joseph Cook	Director	November 18, 2005
/s/ Lori Holland Lori Holland	Director	November 18, 2005
/s/ W. Arthur Porter W. Arthur Porter	Director	November 18, 2005
/s/ Peter Bordui Peter Bordui	Director	November 18, 2005
/s/ David Simpson David Simpson	Director	November 18, 2005
/s/ Liam Nagle Liam Nagle	Director	November 18, 2005

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Bylaws of Bookham, Inc. (previously filed as Exhibit 3.2 to Transition Report on Form 10-K (file no. 000-30684) for the transition period from January 1, 2004 to July 3, 2004, and incorporated herein by reference)

4.2	Restated Certificate of Incorporation of Bookham, Inc. (previously filed as Exhibit 3.1 to Current Report on Form 8-K (file no. 000-30684) dated September 10, 2004, and incorporated herein by reference)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature page of this registration statement)